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                                                            Exhibit 99.3

                REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Shareholders and Board of Directors of Michael Baker Corporation:

We have audited the accompanying consolidated statements of income, shareholders' investment and cash flows of Michael Baker Corporation (a Pennsylvania corporation) and subsidiaries for the year ended December 31, 1993. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We did not audit the financial statements of Mellon Stuart Construction, Inc. for the year ended December 31, 1993. Those statements reflect total revenues which are 39% of the consolidated total for the year ended December 31, 1993. Those statements were audited by another major international accounting firm whose report has been furnished to us and our opinion insofar as it relates to the amounts included for Mellon Stuart Construction, Inc., is based solely on the report of the other auditors.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit and the report of other auditors provide a reasonable basis for our opinion.

In our opinion, based upon our audit and the report of other auditors, the consolidated financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of Michael Baker Corporation and its subsidiaries for the year ended December 31, 1993, in conformity with generally accepted accounting principles.

As discussed in Note 9 to the consolidated financial statements, effective January 4, 1993, the Company changed its method of accounting for income taxes.

Our audit was made for the purpose of forming an opinion on the basic statements taken as a whole. The schedule listed in Item 14(a)(2) is the responsibility of the Company's management and is presented for purposes of complying with the Securities and Exchange Commission's rules and is not part of the basic financial statements. This schedule has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, fairly states in all material respects the financial data required to be set forth therein in relation to the basic financial statements taken as a whole.

                                   /s/ Arthur Andersen LLP
                                   ------------------------
                                   ARTHUR ANDERSEN LLP

Pittsburgh, Pennsylvania
 February 14, 1994